MANNING ELLIOTT
CHARTERED ACCOUNTANTS

11th floor, 1050 West Pender Street, Vancouver, BC, Canada V6E 3S7
Phone: 604. 714. 3600 Fax: 604. 714. 3669 Web: manningelliott.com

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 20, 2006 included in the Registration Statement on Form SB-2 of Buckingham Exploration Inc. for the registration of shares of its common stock.

Manning Elliott LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

October 12, 2006